                                                                                EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-8 (Nos. 333-04479, 333-05923, 333-42111, 333-71025, 333-88451, 333-52162, 333-52166 and 333-74820) and Forms S-3 (Nos. 333-14549, 333-23193, 333-39787, 333-49825, 333-65397, 333-66287, 333-69737, 333-72357 and 333-84017) of Talk America Holdings, Inc. and its Subsidiaries of our report dated March 27, 2006 relating to the financial statements and financial statements schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in the Form 10-K Annual Report.

PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
March 27, 2006